UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWCASTLE INVESTMENT CORP.

April 22 , 2013

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Newcastle Investment Corp. (the “Annual Meeting”) to be held at The Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, on June 6 , 2013, at 8:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.

PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All Stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.

Sincerely,

Wesley R. Edens

Chairman of the Board of Directors

NEWCASTLE INVESTMENT CORP.

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Newcastle Investment Corp.:

The annual meeting of stockholders of Newcastle Investment Corp., a Maryland corporation, will be held at The Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, on June 6 , 2013, at 8:00 a.m., Eastern Time (the “Annual Meeting”). The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class II directors to serve until the 2016 annual meeting of stockholders or until their successors are elected and duly qualified;
(ii)	a proposal to amend our charter to increase the number of authorized shares of capital stock to 1,100,000,000 shares;
(iii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013; and
(iv)	any other business properly presented at the Annual Meeting.

Stockholders of record at the close of business on March 18, 2013 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Randal A. Nardone

Secretary

1345 Avenue of the Americas

46th Floor

New York, New York 10105

April 22 , 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6 , 2013:

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
www.newcastleinv.com.

NEWCASTLE INVESTMENT CORP.

1345 Avenue of the Americas, 46th Floor,

New York, New York 10105

PROXY STATEMENT

For the 2013 Annual Meeting of Stockholders to Be Held on

June 6 , 2013

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Newcastle Investment Corp., a Maryland corporation, for use at the Annual Meeting to be held on June 6 , 2013 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “Newcastle” each refers to Newcastle Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 22 , 2013.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect two Class II directors to serve until the 2016 annual meeting of stockholders or until their successors are elected and duly qualified;
(ii)	a proposal to amend our charter to increase the number of authorized shares of capital stock to 1,100,000,000 shares;
(iii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013; and
(iv)	any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition, to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on March 18, 2013, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled to Vote

As of April 12, 2013 , there were outstanding and entitled to vote 253,025,645 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on March 18, 2013 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A stockholder list will be available for examination by Newcastle stockholders at the Annual Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

We also have outstanding 1,347,321 shares of our 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of our 8.05% Series C Cumulative Redeemable Preferred Stock and 620,000 shares of our 8.375% Series D Cumulative Redeemable Preferred Stock. These shares have no voting rights, except in limited circumstances, none of which are applicable to the matters that will be presented for consideration at the Annual Meeting.

Stockholder of Record.    If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.

Street Name Holders.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the nominee if a quorum is present. For the proposal to amend our charter to increase the authorized number of shares of capital stock, the affirmative vote of a majority of the total number of issued and outstanding shares of our common stock is required to approve the amendment. For the approval of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting is required to approve the matter.

Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by NYSE rules from voting on a particular matter. Under the rules of the New York Stock Exchange (“NYSE”), when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors, but they are entitled to vote on the proposal to amend our charter to increase the number of authorized shares of capital stock and the ratification of the appointment of the independent registered public accounting firm.

A vote “withheld” from a director nominee or a broker non-vote on a director nominee will have no effect on the outcome of the vote because it will not be counted in the number of votes cast on a matter and a plurality of the votes cast at the Annual Meeting is required for the election of each director. Similarly, if you abstain from voting or there is a broker non-vote on the ratification of the appointment of the independent registered public accounting firm, your abstention or the broker non-vote will not affect the outcome because abstentions and broker non-votes are not counted as votes cast. For purposes of the vote to approve the amendment to our charter, abstentions and broker non-votes will have the same effect as votes against the proposal .

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If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of the nominees to our Board of Directors;
(ii)	FOR the proposal to increase the number of authorized shares of capital stock to 1,100,000,000 shares;
(iii)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and
(iv)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

Stockholders of Record.    If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

Street Name Holders.    If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

Stockholders of Record.    If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Randal A. Nardone, at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;
•	sign, date and mail a new proxy card to our Secretary;
•	dial the number provided on the proxy card and vote again;
•	log onto the Internet site provided on the proxy card and vote again; or
•	attend the Annual Meeting and vote your shares in person.

Street Name Holders.    If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K for our most recently completed fiscal year has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the Investor Relations section of the Newcastle website (www.newcastleinv.com).

Voting Results

Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(i)	FOR the election of the nominees to our Board of Directors;
(ii)	FOR the proposal to amend our charter to increase the number of authorized shares of capital stock to 1,100,000,000; and
(iii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013 .

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first proposal is to elect two Class II directors to serve until the 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Our charter authorizes the number of directors to be not less than one, nor more than fifteen. The number of directors on the board is currently fixed at six. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2015	Stuart A. McFarland	65
		Alan L. Tyson	56

Class II	2013	Kevin J. Finnerty	58
		Kenneth M. Riis	53

Class III	2014	Wesley R. Edens	51
		David K. McKown	75

The Board of Directors has unanimously proposed Kevin J. Finnerty and Kenneth M. Riis as nominees for election as Class II directors. The director-nominees currently serve on our Board of Directors. If elected at the Annual Meeting, each of Mr. Finnerty and Mr. Riis will hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Kevin J. Finnerty and Kenneth M. Riis. If either of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.

The Board of Directors recommends that you vote FOR the election of Mr. Finnerty and Mr. Riis to serve as our Class II directors until the 2016 annual meeting of the stockholders or until their successors are duly elected and qualified.

Information Concerning Our Directors, Including the Director Nominees

Set forth below is certain biographical information for our directors, including the director-nominees, as well as the month and year each person was first elected as one of our directors.

Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

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Wesley R. Edens Chairman of the Board of Directors since inception

Mr. Edens has been Chairman of our Board of Directors since inception. Mr. Edens also served as our Chief Executive Officer from our inception until February 2007. Mr. Edens is a principal and a Co-Chairman of the Board of Directors of Fortress Investment Group LLC, an affiliate of our manager. Mr. Edens has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the private equity and publicly traded alternative investment businesses of Fortress Investment Group LLC. He is also Chairman of the Board of Directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse Media, Inc., Nationstar Mortgage Holdings Inc., RailAmerica Inc., Seacastle Inc. and Mapeley Limited, Chairman and Chief Executive Officer of Newcastle Investment Holdings LLC (the predecessor of Newcastle) and a director of GAGFAH S.A. and Penn National Gaming Inc. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of the Board of Directors from October 2002 to January 2007. Mr. Edens serves or has served in various capacities in the following five current or former registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC and Chief Executive Officer of RIC Coinvestment Fund GP LLC. Prior to forming Fortress Investment Group LLC, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. As a result of his past experiences, Mr. Edens has private equity finance and management expertise and a deep familiarity with our Company. These factors and his other qualifications and skills, led our Board of Directors to conclude that Mr. Edens should be elected to serve as a director.

Kevin J. Finnerty Director since August 2005	Mr. Finnerty has been a member of our Board of Directors and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors since August 2005. Mr. Finnerty has been a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) since its inception in 1998. Mr. Finnerty is the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department. Mr. Finnerty joined Chase Securities Inc. in December of 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the Board of Directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003. Mr. Finnerty’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our Company, led the Board of Directors to conclude that Mr. Finnerty should be elected to serve as a director.

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Stuart A. McFarland Director since October 2002

Mr. McFarland has been a member of our Board of Directors since October 2002 and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors since November 2002. Mr. McFarland was a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) from May 1998 until October 2002. Mr. McFarland was Chairman of Federal City Bancorp, Inc., a Managing Partner of Federal City Capital Advisors, LLC and President and Chief Executive Officer of Pedestal Inc., an internet secondary mortgage market trading exchange. Mr. McFarland was Executive Vice President and General Manager of GE Capital Mortgage Services and President and CEO of GE Capital Asset Management Corporation from 1990 to 1995. Prior to GE Capital, Mr. McFarland was President and CEO of Skyline Financial Services Corp. Before joining Skyline, Mr. McFarland was President and CEO of National Permanent Federal Savings Bank in Washington, D.C. Prior to that, Mr. McFarland was Executive Vice President - Operations and Chief Financial Officer with Fannie Mae (Federal National Mortgage Association). From 1972 to 1981, he was President and Director of Ticor Mortgage Insurance Company in Los Angeles, California. Mr. McFarland presently serves as the Lead Independent Director of the Brandywine Funds and a director of the Brookfield Funds. Mr. McFarland also serves as a Director and Member of the Executive Committee of the Center for Housing Policy and is a member of the Trustees Council of the National Building. Mr. McFarland’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our Company, led the Board of Directors to conclude that Mr. McFarland should be elected to serve as a director.

David K. McKown Director since November 2002

Mr. McKown has been a member of our Board of Directors and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors since November 2002. Mr. McKown is a member of the Board of Directors for Global Partners LP, where he serves on the Conflicts Committee, the Compensation Committee and the Audit Committee and is a member of Safety Insurance Group’s Board of Directors where he serves on the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Mr. McKown also serves as a director of Friends of Post Office Square, POWDR Corp., Local TV LLC and Foxco TV LLC. Mr. McKown has been a senior advisor to Eaton Vance Management, an investment fund manager located in Boston, Massachusetts, since May 2000. Mr. McKown retired from the BankBoston, N.A. in 2000 as a Group Executive. Mr. McKown was a trustee of Equity Office Properties Trust from July 1997 to May 2007 where he served on the Executive, Compensation and Option and Conflicts Committees. Mr. McKown was also a director at American Investment Bank. Mr. McKown holds advisory directorships with EZM Partners (previously Eiger Fund). Mr. McKown’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our Company, led the Board of Directors to conclude that Mr. McKown should be elected to serve as a director.

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Kenneth M. Riis Director since February 2007

Mr. Riis was appointed Chief Executive Officer by our Board of Directors on February 21, 2007. On that date, Mr. Riis was also unanimously elected as one of our directors. Mr. Riis has been our President since our inception and a Managing Director of our manager, an affiliate of Fortress Investment Group LLC, since December 2001. Mr. Riis is also the President of Newcastle Investment Holdings LLC (the predecessor of Newcastle). From November 1996 to December 2001, Mr. Riis was an independent consultant for our manager as well as other financial companies. From 1989 to 1996, Mr. Riis was a Principal and Managing Director of the real estate finance group at Donaldson, Lufkin & Jenrette. Mr. Riis’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our Company, led the Board of Directors to conclude that Mr. Riis should be elected to serve as a director.

Alan L. Tyson Director since November 2011	Mr. Tyson has been a member of our Board of Directors and a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of our Board of Directors since November 2011. Mr. Tyson is a private investor. He retired as Managing Director of Credit Suisse in October 2011, where he worked for 18 years in the Sales and Trading area of the Fixed Income Department of the Investment Bank. Mr. Tyson began his career at L. F. Rothschild, Unterberg Towbin and subsequently worked at Smith Barney and Lehman Brothers before joining Donaldson, Lufkin and Jenrette in 1994, which was acquired by Credit Suisse in 2000. Mr. Tyson’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Tyson should be elected to serve as a director.

Compensation of Directors

Effective January 1, 2013, we increased the total annual compensation payable to our non-employee directors to $125,000 (from $100,000). In addition, we pay an annual fee to the chair of the Audit Committee of $10,000, and non-employee directors are reimbursed for their costs and expenses in attending all meetings of our Board of Directors. New non-employee directors receive a one-time grant of fully-vested options for 2,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. Affiliated directors (Mr. Edens and Mr. Riis) are not compensated by the Company for their service as directors.

Of the total compensation paid to our non-employee directors, $75,000 (increased from $60,000 in 2012) is paid in cash (unless a director elects to receive Common Stock in lieu of cash). The remainder is paid in Common Stock . We generally make the grant of Common Stock on the first business day after our annual stockholders meeting, pursuant to Newcastle Investment Corp.’s Nonqualified Stock Option and Incentive Award Plan (referred to herein as the Stock Incentive Plan). The number of shares awarded is based on the share closing price on the date of the grant.

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Director Compensation Table for 2012

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total
Kevin J. Finnerty(2)	$0	$100,000	—	$100,000
Stuart A. McFarland	$70,000	$40,000	—	$110,000
David K. McKown	$60,000	$40,000	—	$100,000
Alan L. Tyson(3)	$0	$100,000	—	$100,000

(1)	Pursuant to our Stock Incentive Plan and the additional terms established by resolution of the Board of Directors, each non-employee director received an annual award of our Common Stock effective on the first business day after our annual meeting of stockholders valued at $40,000 based on the per share closing price of our Common Stock on the New York Stock Exchange on the date of such grant. In 2012, such directors accordingly received 5,698 shares of Common Stock.
(2)	In 2012, Mr. Finnerty elected to receive $60,000 of compensation for his services as a director in the form of Common Stock in lieu of cash.
(3)	In 2012, Mr. Tyson elected to receive $60,000 of compensation for his services as a director in the form of Common Stock in lieu of cash.

Determination of Director Independence

At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:

a)	within the preceding three years: (i) the director was employed by the Company or its manager; (ii) an immediate family member of the director was employed by the Company or its manager as an executive officer; (iii) the director or an immediate family member of the director
b)	received more than $120,000 per year in direct compensation from the Company, its manager or any controlled affiliate of its manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its manager as a partner, principal or manager; or (vi) an executive officer of the Company or its manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or
c)	he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to our annual meeting of stockholders. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Messrs. Finnerty, McFarland, McKown and Tyson are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company. In making such determination, the Board of Directors took into consideration, (i) in the case of Mr. Finnerty, that Mr. Finnerty is an independent director and stockholder of Newcastle Investment Holdings LLC (the predecessor of Newcastle), an entity managed by the Company’s manager, and Mr. Finnerty received a loan in the amount of $500,000 from each of Messrs. Edens and Nardone in 2009 and (ii) that certain directors have invested in the securities of private investment funds or companies managed by or affiliated with the Company’s manager.

Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed exclusively of the independent directors.

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We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our manager, an affiliate of Fortress Investment Group LLC. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.newcastleinv.com. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

As mentioned above, the Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees of our manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from its Code of Ethics for Principal Executive Officers and Senior Financial Officers by posting such information on our website.

The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Edens served as the Company’s Chief Executive Officer and Chairman of the Board of Directors until February 2007. Since that time, Mr. Edens has served solely as Chairman of the Board of Directors, an arrangement that allows us to profit from his extensive knowledge of the Company and its industry. Our current Chief Executive Officer, Mr. Riis, also serves as a director, a structure that permits him to focus on the management of the Company’s day-to-day operations while still fostering communication between the Company’s management and the Board of Directors. The Company does not have a lead independent director.

Board and Committee Meetings

During the year ended December 31, 2012, our Board of Directors held 15 meetings. No director (other than Mr. Edens) attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2012, the Audit Committee met five times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met two times. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy.

Audit Committee.    Our Board of Directors has a standing Audit Committee composed exclusively of independent directors. The current members of the Audit Committee are Messrs. Finnerty, McFarland (Chairman), McKown and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange and the SEC’s audit committee independence standards.  The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.newcastleinv.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The board has determined that Mr. McFarland qualifies as an ‘‘Audit Committee Financial Expert’’ as defined by the rules of the SEC.  As noted above, our Board of Directors has determined that Mr. McFarland is independent under NYSE and SEC standards.

The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

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Compensation Committee.    The members of the Compensation Committee are Messrs. Finnerty, McFarland, McKown (Chairman) and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee is responsible for overseeing the annual review of the management agreement with the Company’s manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the Board of Directors regarding director compensation. During 2012, the Company did not pay any cash compensation to its executive officers. There were three option grants, aggregating 6,727,500 options made to an affiliate of our manager during the fiscal year ended December 31, 2012. The Compensation Committee conducted its annual review of the management agreement, after which it advised the full Board of Directors that, in its view, there was no contractual basis for the independent directors to recommend a termination of the management agreement and that the management fees earned by our manager are fair.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Nominating and Corporate Governance Committee.    Our Board of Directors has a standing Nominating and Corporate Governance Committee composed exclusively of independent directors.  The current members of the Nominating and Corporate Governance Committee are Messrs. Finnerty (Chairman), McFarland, McKown and Tyson, each of whom has been determined by our Board of Directors to be an independent director in accordance with the rules of the New York Stock Exchange. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board.  The charter of the Nominating and Corporate Governance Committee is available on our website, at www.newcastleinv.com.  You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are possession, taking into account such person’s familiarity with the Company, of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business.  The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.  Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder.  In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.   We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

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Stockholder Communications with Directors

The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.

Write to Newcastle’s Board of Directors:

Newcastle Investment Corp.

Investor Relations

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Stockholders can contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: NonManagementDirectors@newcastleinv.com.

All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of our manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at www.newcastleinv.com. The members of the Audit Committee hold executive sessions during the course of the year.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, other standards of the PCAOB, rules of the SEC and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2013.

The Audit Committee

Stuart A. McFarland, Chairman

Kevin J. Finnerty

David K. McKown

Alan L. Tyson

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Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company or employees of the Company’s manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Kenneth M. Riis	53	Chief Executive Officer and President
Brian C. Sigman	35	Chief Financial Officer, Principal Accounting Officer and Treasurer
Jonathan Ashley	47	Chief Operating Officer
Randal A. Nardone	57	Secretary

Kenneth M. Riis For information regarding Mr. Riis, see “Information Concerning Our Directors, Including the Director Nominees” above.

Brian C. Sigman has been our Chief Financial Officer, Principal Accounting Officer and Treasurer since August 2008. Mr. Sigman is a Managing Director of our manager, an affiliate of Fortress Investment Group LLC. Mr. Sigman served as our Vice President of Finance from 2006 to 2008. Prior to that time, Mr. Sigman served as our Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP.

Jonathan Ashley has been our Chief Operating Officer since our inception. Mr. Ashley has been a Managing Director of our manager, an affiliate of Fortress Investment Group LLC, since its formation in May 1998. Mr. Ashley is also a Vice President and the Chief Operating Officer of Newcastle Investment Holdings LLC (the predecessor of Newcastle). Mr. Ashley previously worked for Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Ashley worked for an affiliate of BlackRock Financial Management, Inc. from April 1996 to May 1997. Prior to joining BlackRock, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

Randal A. Nardone has been our Secretary since our inception. Mr. Nardone is a principal and a member of the Board of Directors of Fortress Investment Group LLC. Mr. Nardone has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in 1998. Mr. Nardone is a director of Brookdale Senior Living, Inc., Alea Group Holding (Bermuda) Ltd., GAGFAH S.A. and Eurocastle Investment Limited. Mr. Nardone is also a Vice President and the Secretary of Newcastle Investment Holdings LLC (the predecessor of Newcastle). Mr. Nardone was previously a managing director of UBS from May 1997 to May 1998. Prior to joining UBS in 1997, Mr. Nardone was a principal of BlackRock Financial Management, Inc. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood.

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EXECUTIVE AND MANAGER COMPENSATION

Compensation Discussion and Analysis

Our officers are compensated by our manager and do not receive any cash compensation directly from us. Our manager is not able to segregate and identify any portion of the compensation that it awards to our officers as relating solely to service performed for us, because the services performed by our officers are not performed exclusively for us.

Compensation of our Manager

We are party to a management agreement with an affiliate of Fortress Investment Group LLC, pursuant to which our manager provides for the day-to-day management of our operations.

The management agreement requires our manager to manage our business affairs under the direction of our Board of Directors and in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our manager is responsible for, among other things, (i) the purchase and sale of real estate securities, real estate related loans and other real estate related assets, (ii) the financing of such investments, (iii) management of our real estate, including arranging for purchases, sales, leases, maintenance and insurance, (iv) the purchase, sale and servicing of loans for us, and (v) investment advisory services. Our manager is also responsible for our day-to-day operations and performs (or causes to be performed) such other services and activities relating to our assets and operations as may be appropriate.

We pay our manager an annual management fee equal to 1.5% of our gross equity. Gross equity, as defined in the management agreement, is generally equal to the aggregate of the net proceeds from all equity offerings made by the Company, reduced for any return of capital distributions made by the Company, and adjusted for any stock splits, stock dividends or similar transactions. In computing the management fee for a particular period, the weighted average gross equity of the Company for that period is used, weighted based upon the number of days a particular transaction impacted gross equity during the period and upon the size of such transaction(s). The management fee for 2012 was computed as the weighted average gross equity for 2012 multiplied by 1.5%.

To provide an incentive for our manager to enhance the value of our Common Stock, our manager is entitled to receive an annual incentive return (the “Incentive Compensation”) on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) our funds from operations, as defined (before the Incentive Compensation) per share of Common Stock (based on the weighted average number of shares of Common Stock outstanding) plus (b) gains (or losses) from debt restructuring and from sales of property per share of Common Stock (based on the weighted average number of shares of Common Stock outstanding), exceed (2) an amount equal to (a) the weighted average of the book value per share of Common Stock of the net assets transferred to us on or prior to July 12, 2002, by Newcastle Investment Holdings Corp., and the price per share of Common Stock in any of our subsequent offerings (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum multiplied by (B) the weighted average number of shares of our Common Stock outstanding during such period. Our manager earned no incentive compensation during 2012.

The management agreement provides for automatic one-year extensions. Our independent directors review our manager’s performance annually, and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our Common Stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee earned by our manager is not fair, subject to our manager’s right to prevent such a termination by accepting a mutually acceptable reduction of fees. Our manager would be provided with 60 days’ prior notice of any such termination and paid a termination fee equal to the amount of the management fee earned by our manager during the twelve-month period preceding such termination, which may make it more difficult for us to terminate the management agreement. Following any termination of the management agreement, we have the option to purchase our manager’s right to receive the Incentive Compensation at a cash price equal to the amount of the Incentive Compensation that would be paid to our manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may continue to pay the Incentive Compensation to our manager. In addition, were we to not purchase our manager’s Incentive Compensation, our manager may require us to purchase the same at the price discussed above. In addition, the management agreement may be terminated by us at any time for cause.

Because our management agreement provides that our manager will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive any cash compensation directly from us. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Our manager has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our named executive officers by our manager that relates solely to their services to us. We may, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options to purchase shares of our Common Stock or other equity interests in us to an affiliate of our manager, who may in turn assign a portion of the options to its employees, including our named executive officers.

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Below is a summary of the fees and other amounts earned by our manager in connection with services performed for us during fiscal year 2012.

2012
Management Fee (1)		$24.2 million
Expense Reimbursements(2)		$0.5 million
Incentive Compensation(3)	$	None
Stock Options		6,727,500 shares

(1)	We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in our management agreement. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. In addition, this amount includes fees paid pursuant to property management agreements for our senior living properties.
(2)	The management agreement provides that we will reimburse our manager for various expenses incurred by our manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; certain of such services are provided by our manager. The management agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum. We also pay all of our operating expenses, except those specifically required to be borne by our manager under the management agreement. Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the NYSE.
(3)	Our manager is entitled to receive the Incentive Compensation pursuant to the terms of the management agreement with us. The purpose of the Incentive Compensation is to provide an additional incentive for our manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our Board of Directors may request that our manager accept all or a portion of its Incentive Compensation in shares of our Common Stock, and our manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

Grants of Plan-Based Awards in 2012

The table below sets forth the outstanding option awards held by our officers as of December 31, 2012. Mr. Nardone is a beneficial owner of FOE I, which is an affiliate of our manager that holds the options granted to our manager. As such, Mr. Nardone may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares issuable upon exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the options held by and of the shares received upon the exercise of options held by FOE I except to the extent of his pecuniary interest therein.

In 2012, we granted a total of 6,727,500 options to our manager in connection with equity offerings in April, May and July 2012. The exercise prices were $6.22, $6.71, and $6.70 per option, respectively, which, pursuant to the policy explained in more detail below, is equal to the price per share at which we sold shares of our Common Stock on that same day. The closing prices per share of our Common Stock on the grant dates were $6.19, $6.77, and $7.45, respectively. The grant date fair values of the option awards held by the affiliate are $5,607,855 for the April grant, $7,617,898 for the May grant, and $8,298,247 for the July grant, as determined under FASB ASC Topic 718. For information regarding assumptions used in determining these valuations, please see Note 11 to the Company’s consolidated financial statements included in the Company’s most recent Annual Report on Form 10-K.

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Outstanding Option Awards as of December 31, 2012

Name	Number of Securities Underlying Exercisable Options (1)	Number of Securities Underlying Not-Yet Exercisable Options(1)	Option Exercise Price	Option Expiration Date (3)
Randal A. Nardone(2)	35,880		$19.95	07/16/2013
	220,907		$22.45	12/01/2013
	239,250		$25.90	01/09/2014
	250,125		$25.35	05/25/2014
	118,625		$31.00	11/22/2014
	240,075		$29.20	01/12/2015
	121,125		$29.02	11/01/2016
	171,215		$30.90	01/23/2017
	353,970		$27.35	04/11/2017
	764,283	327,550	$6.00	03/29/2021
	832,417	832,417	$4.55	09/27/2021
	389,733	1,071,767	$6.22	04/03/2022
	411,250	1,351,250	$6.71	05/21/2022
	325,583	1,627,917	$6.70	07/31/2022

Kenneth M. Riis	80,500		$19.95	07/16/2013
	57,438		$22.45	12/01/2013
	57,750		$25.90	01/09/2014
	60,375		$25.35	05/25/2014
	28,437		$31.00	11/22/2014
	57,750		$29.20	01/12/2015
	29,750		$29.02	11/01/2016
	42,350		$30.90	01/23/2017
	58,140		$27.35	04/11/2017
	210,000	90,000	$6.00	03/29/2021
	225,000	225,000	$4.55	09/27/2021
	56,533	155,467	$6.22	04/03/2022
	60,200	197,800	$6.71	05/21/2022
	46,667	233,333	$6.70	07/31/2022

Brian C. Sigman	425		$29.02	11/01/2016
	605		$30.90	01/23/2017
	1,140		$27.35	04/11/2017
	70,000	30,000	$6.00	03/29/2021
	75,000	75,000	$4.55	09/27/2021
	18,667	51,333	$6.22	04/03/2022
	20,417	67,083	$6.71	05/21/2022
	15,417	77,083	$6.70	07/31/2022

Jonathan Ashley	19,694		$22.45	12/01/2013
	19,800		$25.90	01/09/2014
	20,700		$25.35	05/25/2014
	9,750		$31.00	11/22/2014
	19,800		$29.20	01/12/2015
	10,200		$29.02	11/01/2016
	14,520		$30.90	01/23/2017
	13,680		$27.35	04/11/2017
	59,500	25,500	$6.00	03/29/2021
	65,000	65,000	$4.55	09/27/2021

(1)	The Stock Incentive Plan provides that options will be exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the first month after the date of the grant.

(2)	Represents options held as of December 31, 2012, by FOE I. Mr. Edens and Mr. Nardone, as beneficial owners of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares issuable upon the exercise of options held by FOE I. Each of Mr. Edens and Mr. Nardone disclaims beneficial ownership of the options held by and of the shares received upon the exercise of options held by FOE I except to the extent of his pecuniary interest therein.

(3)	Represents the expiration date of the option held by FOE I that is the basis for the Tandem Option held by the officer. In general, the expiration date of the Tandem Option occurs prior to the expiration date of the underlying option.
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2012 Nonqualified Stock Option and Incentive Award Plan

The 2012 Newcastle Nonqualified Stock Option and Incentive Plan, or the Stock Incentive Plan, was adopted by the Board of Directors on March 21, 2012 and subsequently approved by Newcastle’s shareholders prior to the expiration of the former plan. The Stock Incentive Plan is intended to facilitate the continued use of long-term equity-based awards and incentives for the benefit of the service providers to the Company and our manager. All outstanding options granted under the former plan will continue to be subject to the terms and conditions set forth in the agreements evidencing such options and the terms of the former plan.

The terms of the Stock Incentive Plan provide for the grant of stock options (that do not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code), stock appreciation rights (“SARs”), restricted stock, performance awards and tandem awards to our manager or to employees, officers, directors, consultants, service providers or advisors to either our manager or the Company who have been selected by the Compensation Committee to be participants in the Stock Incentive Plan.

The maximum number of shares available for issuance in the aggregate over the ten-year term of the Stock Incentive Plan is 20,000,000. Awards under the Stock Incentive Plan may consist of shares of treasury stock, authorized but unissued Common Stock or, at our election, cash. The aggregate number of shares of our Common Stock that may be granted during any calendar year to any participant who is a “covered employee” for purposes of Section 162(m) of the Code during such calendar year may not be greater than 20,000,000. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, such shares will again be available for grants under the Stock Incentive Plan.

In the event of a corporate event that affects the shares of our Common Stock in a way that an adjustment of outstanding awards is appropriate to prevent dilution or enlargement of rights under the awards, the Compensation Committee shall make appropriate equitable adjustments. The Compensation Committee may also provide for other substitutions or adjustments.

As the administrator of the Stock Incentive Plan, the Compensation Committee has the authority to establish terms and procedures related to all grants of awards made under the Stock Incentive Plan, including but not limited to the number of shares of our Common Stock subject to awards, the terms of awards and the vesting schedule applicable to awards. The exercise price of each option under the Stock Incentive Plan will be determined in accordance with procedures approved by the Compensation Committee.

We anticipate that we will grant our manager options in connection with our equity offerings as compensation for our manager’s role in raising capital for us, and such options may (but are not required to) be granted pursuant to the Stock Incentive Plan. In the event that we offer Common Stock to the public, we intend to simultaneously grant to our manager or an affiliate of our manager a number of options equal to 10% of the aggregate number of shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by the Compensation Committee. The Stock Incentive Plan provides that such options will be exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the first month after the date of the grant. Portions of these options may be assigned by our manager from time to time to employees, directors, consultants and/or service providers of our manager or its affiliates, as described below. These manager options, which we would grant to our manager in connection with our manager’s efforts related to our offerings, provide a means of performance-based compensation in order to provide an additional incentive for our manager to enhance the value of our Common Stock. We have no ownership interest in our manager. FOE I is the sole member of our manager. The beneficial owners of FOE I include Messrs. Edens and Nardone as well as Mr. Peter Briger and Mr. Michael Novogratz, all of whom are principals of Fortress Investment Group LLC . No stock option may be granted to our manager (or its designee) in connection with any issuance by us of equity securities in excess of ten percent (10%) of the number of equity securities then being issued. In connection with an offering, the Compensation Committee may also determine to issue options to our manager that are not subject to the Stock Incentive Plan, provided that the number of shares would not exceed 10% of the number of equity securities then being issued and would be subject to New York Stock Exchange rules.

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We may grant tandem options to employees of our manager (“Tandem Options”) that correspond on a one-to-one basis with the options granted to our manager, such that exercise by an employee of the option would result in the corresponding option held by our manager being cancelled. As a condition to the grant of Tandem Options, our manager will be required to agree that so long as such Tandem Options remain outstanding, it will not exercise any options under any designated manager options that are related to the options outstanding under such outstanding Tandem Options. If any Tandem Options are forfeited, expire or are cancelled without being exercised, the related options under the designated manager options shall again become exercisable in accordance with their terms. The terms and conditions of each such Tandem Option (e.g., the per share exercisable price, the schedule of vesting, exercisability and delivery, etc.) shall be determined by the Compensation Committee in its sole discretion and shall be included in an award agreement, provided, that the term of such award may not be greater than the term of its related manager option.

As of April 12, 2013 , our manager, through an affiliate, had been granted options to purchase 22,613,727 shares, which were issued in connection with our equity offerings since 2002. Certain of these options have been, and in the future may be, assigned from time to time to employees of our manager or its affiliates, exercised or forfeited.

As a general matter, the Stock Incentive Plan provides that the Compensation Committee has the power to determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may become vested and exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

The Compensation Committee may also grant SARs in tandem with our independent grant of options under the Stock Incentive Plan. A SAR issued in tandem with an option may be granted at the time of grant of the related option or at any time during the term of the option. The amount payable in cash and/or shares of Common Stock with respect to each right shall be equal in value to a percentage (including up to 100%) of the amount by which the fair market value per share of Common Stock on the exercise date exceeds the fair market value per share of Common Stock on the date of grant of the SAR. The applicable percentage shall be established by the Compensation Committee. The award agreement under which the SAR is granted may state whether the amount payable is to be paid wholly in cash, wholly in shares of Common Stock or in any combination of the foregoing, and if the award agreement does not state the manner of payment, the Compensation Committee shall determine such manner of payment at the time of payment. The amount payable in shares of Common Stock, if any, is determined with reference to the fair market value per share of Common Stock on the date of exercise.

SARs issued in tandem with options shall be exercisable only to the extent that the options to which they related are exercisable. Upon exercise of the tandem SAR, and to the extent of such exercise, the participant’s underlying option shall automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.

The Compensation Committee may also grant restricted stock, performance awards, tandem awards and other stock and non-stock-based awards under the Stock Incentive Plan. These awards will be subject to such conditions and restrictions as the Compensation Committee may determine, which may include the achievement of certain performance goals or continued employment with us through a specific period.

The Stock Incentive Plan provides for automatic annual awards of shares of our Common Stock in an amount to be determined by the Compensation Committee from time to time, based on the closing price of our shares on the NYSE on the date of grant, to our non-officer or non-employee directors. In addition, each new independent member of our Board of Directors will be granted an initial one-time grant of an option for 2,000 shares with an exercise price equal to fair market value on the date of grant.

Potential Payments upon Termination or Change of Control

According to the terms of our Stock Incentive Plan and related award agreements, all options granted to our manager and all Tandem Options will become fully vested and exercisable upon a “change of control” (as defined in the Stock Incentive Plan). However, no optionholder will be entitled to receive any payment or other items of value upon a change in control. The estimated fair value of the option awards held by FOE I as of December 31, 2012 that would have been accelerated had a change in control occurred on December 31, 2012 is $27,586,116. Mr. Nardone, as a beneficial owner of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares issuable upon the exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the options held by and of the shares received upon the exercise of options held by FOE I except to the extent of his pecuniary interest therein.

Risk Management

Our officers receive compensation from our manager based on their services both to us and to other entities, making their compensation unlikely to directly promote unreasonable risk-taking in the management of our business. Additionally, we grant options to our manager in connection with our equity offerings to align our manager’s interests with the interests of our stockholders while avoiding an emphasis purely on equity compensation. Based on the assessment of these factors, we concluded that we have a balanced compensation program that does not promote excessive risk taking.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the 2012 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2012 Compensation Discussion and Analysis be included in the Proxy Statement for the 2013 Annual Meeting of Stockholders to be filed with the SEC.

The Compensation Committee

David K. McKown, Chairman

Kevin J. Finnerty

Stuart A. McFarland

Alan L. Tyson

Compensation Committee Interlocks and Insider Participation

None.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 12, 2013 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or
(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Wesley R. Edens(3)(6)	10,446,577	4.0%
Kevin J. Finnerty(4)	310,985	*	%
Stuart A. McFarland(4)	40,258	*	%
David K. McKown(4)	40,258	*	%
Alan L. Tyson(4)	46,605	*	%
Kenneth M. Riis(4)	1,645,890	*	%
Brian C. Sigman(4)	326,670	*	%
Jonathan Ashley(4)	424,355	*	%
Randal A. Nardone(5)6)	9,357,172	3.6%
All directors, nominees and executive officers as a group	14,275,408	5.4%

*	Denotes less than 1%.
(1)	The address of all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(2)	Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of April 12, 2013 , and no exercise by any other person.
(3)	Includes 2,083,215 shares held by Mr. Edens, 1,037,091 shares held by FOE I and 7,326,271shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and Mr. Edens disclaims beneficial ownership of the shares held by this charitable trust; does not include 100,000 shares held by a charitable trust of which Mr. Edens is trustee in respect of which, however, Mr. Edens disclaims beneficial ownership.
(4)	Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 12, 2013 : Riis – 1,370,890; Sigman – 301,670; Ashley – 295,644; Finnerty – 2,000; McFarland – 2,000; McKown – 2,000; and Tyson – 2,000.
(5)	Includes 993,810 shares held by Mr. Nardone, 1,037,091 shares held by FOE I and 7,326,271 shares issuable upon the exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein.
(6)	Mr. Edens and Mr. Nardone, as beneficial owners of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares held by FOE I and the shares issuable upon the exercise of options held by FOE I.

Section 16(a) of Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.

To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2012, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners were timely filed in compliance with the Section 16(a) filing requirements (other than one Form 4 for each of Messrs. Nardone, Sigman, Ashley, and Riis, which were filed late).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Below is a description of transactions since the beginning of our last fiscal year in which we were a participant and the amount involved exceeds $120,000, and in which any related person (as defined by in SEC rules) had a direct or indirect material interest.

Management Agreement with Fortress

We are party to a management agreement with an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to which our manager provides for the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our Chairman also serves as Co-Chairman of Fortress and as an officer of our manager. For a description of the fees paid to our manager in 2012, see “Executive and Manager Compensation—Compensation Discussion and Analysis.”

Excess MSR Transactions

Since the end of 2011, we have co-invested in Excess MSRs with Nationstar Mortgage LLC (“Nationstar”), which is majority-owned by Fortress funds managed by affiliates of our manager, and certain Fortress funds. Certain of our officers and directors, including Mr. Edens, have a significant personal investment in such funds and/or in the affiliates of our manager that collect management fees and incentive compensation from such funds. These transactions are described below.

Pool 1. In December 2011, we made our first investment in excess mortgage servicing rights. We invested $44 million to acquire a 65% interest in excess mortgage servicing rights of a residential mortgage portfolio with an unpaid principal balance of $9.9 billion . Nationstar co-invested pari passu with us in 35% of the Excess MSRs and is the servicer of the loans, performing all servicing and advancing functions, and retaining the ancillary income, servicing obligations and liabilities as the servicer. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs are shared pro rata by us and Nationstar, subject to certain limitations.

Pool 2. In the second quarter of 2012, we committed to invest approximately $44 million to acquire from Nationstar a 65% interest in the Excess MSRs on a portfolio of residential mortgage loans. As of the date of this Proxy Statement, we had a remaining purchase price payable of less than $0.1 million, which is expected to be funded in 2013, pursuant to the payment terms of the agreement. Nationstar co-invested pari passu with us in 35% of the Excess MSRs and is the servicer of the loans, performing all servicing and advancing functions, and retaining the ancillary income, servicing obligations and liabilities as the servicer. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs are shared pro rata by us and Nationstar, subject to certain limitations.

Pools 3, 4 and 5. In the second quarter of 2012, we invested approximately $176.5 million to acquire from Nationstar a 65% interest in the Excess MSRs on a portfolio of residential mortgage loans. Nationstar co-invested pari passu with us in 35% of the Excess MSRs and is the servicer of the loans, performing all servicing and advancing functions, and retaining the ancillary income, servicing obligations and liabilities as the servicer. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs are shared pro rata by us and Nationstar, subject to certain limitations.

Pool 6. On January 4, 2013, we agreed to co-invest with Nationstar and a Fortress-managed fund in Excess MSRs on a portfolio of Ginnie Mae residential mortgage loans with a UPB of approximately $13 billion as of November 30, 2012. Nationstar acquired the related servicing rights from Bank of America in November 2012. We invested approximately $27 million to acquire a 33% interest in the Excess MSRs on this portfolio. The remaining interests in the Excess MSRs will be owned by the fund and Nationstar on a pari passu basis. As the servicer, Nationstar will perform all servicing and advancing functions, and it will retain the ancillary income, servicing obligations and liabilities associated with this portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs will be shared pro rata among the Fortress fund, Nationstar and us, subject to certain limitations.

Pools 7 – 10. On January 6, 2013, we agreed to co-invest with Nationstar and a Fortress-managed fund in Excess MSRs on a portfolio of residential mortgage loans with a UPB of approximately $215 billion as of November 30, 2012. Nationstar has agreed to acquire the related servicing rights from Bank of America. We committed to invest approximately $340 million (based on the November 30, 2012 UPB) to acquire an approximately one-third interest in the Excess MSRs on this portfolio. The remaining interests in the Excess MSRs will be owned by a Fortress-managed fund and Nationstar on a pari passu basis. As the servicer, Nationstar will perform all servicing and advancing functions, and it will retain the ancillary income, servicing obligations and liabilities associated with this portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting Excess MSRs will be shared pro rata among the Fortress-managed fund, Nationstar and us, subject to certain limitations.

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On January 31, 2013, we completed the first closing of this co-investment. The first closing relates to Excess MSRs on loans with an aggregate UPB of approximately $58 billion as of December 31, 2012, that are owned, insured or guaranteed by Fannie Mae or Freddie Mac. Our purchase price for this portion of the investment was approximately $108 million. Nationstar also closed on servicing rights to Ginnie Mae loans with a UPB of approximately $39 billion as of December 31, 2012. The closing of the remainder of the co-investment, which corresponds to loans in private label securitizations and the Ginnie Mae loans , is expected to occur in the second quarter of 2013, subject to the receipt of regulatory and third-party approval, including Ginnie Mae approval and certain rating agency approvals.

ResCap. On May 14, 2012, we entered into definitive agreements to co-invest in Excess MSRs related to mortgage servicing rights that Nationstar proposed to acquire from Residential Capital, LLC and related entities (“ResCap”) in an auction conducted as part of ResCap’s bankruptcy proceedings. Through September 30, 2012, we funded a deposit of $25.2 million which was returned on November 26, 2012. The auction commenced on October 23, 2012, and Nationstar did not submit the highest bid on October 24, 2012. Therefore, we will not complete this co-investment and are entitled to our portion of the breakup fee of approximately $8.4 million.

Senior Living Transactions

Since July 2012 we have completed three acquisitions of senior housing facilities. In connection with these acquisitions, we entered into agreements (each, a “Property Management Agreement”) with affiliates of our manager to manage the properties. Pursuant to the Property Management Agreement for each property, we pay management fees equal to 6% of the property’s gross income (as defined in the agreements) for the first two years and 7% thereafter. In addition, we will reimburse our manager for certain expenses, primarily the compensation expense associated with the on-site employees. As of December 31, 2012, these amounts totaled $1.1 million. The Property Management Agreements have an initial term of ten years and provide for automatic one-year extension after the initial term, subject to termination rights.

Consumer Loan Transaction

On April 1, 2013, a newly formed joint venture (the “Joint Venture”) , in which we, through a subsidiary, own 30%, an affiliate of Springleaf Finance, Inc. (“Springleaf”) owns 47%, and an affiliate of Blackstone Tactical Opportunities Advisors L.L.C. owns 23%, completed a purchase from HSBC Finance Corporation and certain of its affiliates of a portfolio of consumer loans (the “Portfolio”) with an unpaid principal balance of approximately $4.2 billion as of December 31, 2012. The Portfolio includes over 400,000 personal unsecured loans and personal homeowner loans originated through subsidiaries of HSBC Finance Corporation. We invested approximately $250 million for the 30% interest in the Joint Venture. The Joint Venture is financing $2.2 billion of the approximately $3.0 billion purchase price for the Portfolio with asset-backed notes. After a servicing transition period, Springleaf will be the servicer of the loans and will provide all servicing and advancing functions for the Portfolio. We will not own any of the servicing rights and will not have any servicing duties, liabilities or obligations associated with the servicing of the Portfolio. Springleaf is majority-owned by Fortress funds managed by affiliates of our manager.

Other Transactions

In April 2006, we securitized a portfolio of subprime residential mortgage loans, which we refer to as “Subprime Portfolio I” and, through the related securitization trust, entered into a servicing agreement with Nationstar, which is majority-owned by Fortress funds managed by affiliates of our manager. In July 2006, private equity funds managed by an affiliate of our manager completed the acquisition of Nationstar. As compensation under the servicing agreement, Nationstar receives, on a monthly basis, a net servicing fee equal to 0.50% per annum on the unpaid principal balance of the portfolio. In March 2007, we entered into a servicing agreement with Nationstar to service a second portfolio of subprime residential mortgage loans (“Subprime Portfolio II”) under substantially the same terms through another securitization trust. The outstanding unpaid principal balances of Subprime Portfolios I and II were approximately $423.9 million and $564.5 million at December 31, 2012, respectively.

In April 2010, we made a cash investment of $75.0 million through two of our CDOs in a new real estate related loan to a portfolio company of a private equity fund managed by an affiliate of our manager. Our Chairman is an officer of the borrower. This investment currently improves the applicable CDOs’ results under some of their respective tests. The loan has been extended to June 2019, and it is secured by subordinated interests in the properties of the borrower. Interest on the loan will be accrued and deferred until maturity.

As of December 31, 2012, we held on our balance sheet a total face amount of $433.5 million of non-Agency RMBS serviced by Nationstar. The total UPB of these Nationstar serviced non-Agency RMBS was approximately $5.7 billion as of December 31, 2012.

As of December 31, 2012, Newcastle held on its balance sheet total investments of $395.2 million face amount of real estate securities and related loans issued by affiliates of the Manager. Newcastle earned approximately $25.8 million, $22.5 million and $22.2 million of interest on investments issued by affiliates of our manager for the years ended December 31, 2012, 2011 and 2010, respectively.

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Review of Transactions with Related Persons

The officers and directors of the Company review, approve and ratify transactions with related parties pursuant to the procedures outlined in the Company’s policy on related party transactions. When considering potential transactions involving a related party that may require board approval, our officers notify our Board of Directors in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the full Board of Directors to review the matter. At such meetings, our President, Chief Financial Officer and other members of management, as appropriate, provide information to the Board of Directors regarding the proposed transaction, after which the Board of Directors and management discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the Board of Directors (or specified directors as required by applicable legal requirements) determines that the transaction is in the best interests of the Company, it will vote to approve the Company’s entering into the transaction with the applicable related party, which vote is evidenced by a written resolution of the Board of Directors.

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PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT OF OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES

TO 1,100,000,000 SHARES

Our charter, which was adopted in 2002, allows us to issue up to 600,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.  As of April 12, 2013 , we have 253,025,645 shares of common stock outstanding. In addition, we also have outstanding 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock.

Purpose of the Amendment

We believe that the maximum number of shares issuable under our charter may become inadequate to enable us to raise and deploy sufficient capital to maximize value for our shareholders. Following the onset of the financial crisis in 2007, the market price for our common stock was negatively impacted. As a result, in order to raise a particular amount of capital, we have been required to issue a greater number of shares than would have been required had the financial crisis not occurred. In addition, we expect our stock price to experience a downward adjustment following the proposed spin-off of our subsidiary New Residential Investment Corp., which is expected to occur in the first half of 2013. Our ability to complete the spin-off is subject to the SEC declaring the related registration statement effective and certain other conditions. However, if completed as anticipated, we expect that in order to raise a particular amount of capital, we will be required to issue a greater number of shares than would have been required prior to the spin-off. Moreover, we are generally required to distribute at least 90% of our taxable income each year to our stockholders in order to maintain our qualification as a real estate investment trust (“REIT”), in accordance with the provisions of the Internal Revenue Code. As a result, we rely on debt and equity capital to satisfy our liquidity needs.

Although there is no specific transaction for which we are seeking this amendment, the newly authorized shares of common stock would be issuable for any proper corporate purpose. There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, we continue to evaluate and pursue strategic opportunities on an ongoing basis that will likely require the issuance of additional shares from time to time. In many such situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. Our Board of Directors believes that it is important to have the flexibility to act without potential expense or delay incident to obtaining stockholder approval for a particular issuance that we believe to be in the best interests of our stockholders.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to its common stock. Accordingly, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

As a result of the foregoing, on April 12, 2013, our Board of Directors approved and declared advisable an amendment to our charter that increases the total number of authorized shares of our capital stock from 600,000,000 to 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. The proposed amendment is subject to approval by our stockholders. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland. The proposed amendment to our charter would result in the deletion of the current Section 6.1 of our charter and its replacement with the following provision:

 “ARTICLE VI”

         6.1       Authorized Shares. The Corporation has authority to issue 1,100,000,000 shares of stock, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $11, 000 ,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3, or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class share be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

Our Board of Directors believes that it is advisable and in the best interests of us and our stockholders to amend the charter in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 1,100,000,000 SHARES.

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PROPOSAL NO. 3

APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2012. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2013, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013.

Principal Accountant Fees and Services

During the two most recent fiscal years, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters and verification procedures as required by collateralized bond obligations. Fees for 2012 and 2011 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2012	$3,504,350	$1,028,150	$178,400	—
2011	$1,970,600	—	$181,162	—

Audit Fees.    Audit fees are fees billed for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.

Audit-Related Fees.    Audit-related fees principally included attest services not required by statute or regulation.

Tax Fees.    Tax fees for the years ended December 31, 2012 and 2011 related to tax planning and compliance and return preparation.

All Other Fees.    None.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

25

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

FOR 2014 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2014 annual meeting of stockholders if they are received by the Company on or before December 23, 2013. However, if the 2014 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the shareholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of shareholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Bylaws. In order for a proposal relating to business to be conducted at our 2014 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office after the close of business on December 23, 2013 and before the close of business on January 22, 2014 . However, in the event that the date of mailing of the notice of the 2014 annual meeting of stockholders is advanced or delayed by more than 30 days from April 22 , 2014, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 120th day before mailing of notice of such meeting and not later than the close of business on the later of the 90th day before mailing of notice of such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newcastleinv.com. Such information will also be furnished upon written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations or contacting Investor Relations at (212) 479-3195.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.

26

Stockholders of Record.    If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders.     If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email will remain in effect until you terminate it.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS IDENTIFIED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 22 , 2013, YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Randal A. Nardone

Secretary

New York, New York

April 22 , 2013

27

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kevin J. Finnerty   02 Kenneth M. Riis

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To amend the charter of Newcastle Investment Corp. to increase the number of authorized shares of capital stock to 1,100,000,000 shares.	☐	☐	☐
3 To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for Newcastle Investment Corp. for fiscal year 2013.	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If this proxy is properly executed, then your shares will be voted either in the manner you indicate above or, if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Annual Meeting).

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000175613_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

NEWCASTLE INVESTMENT CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 6, 2013

The stockholder(s) hereby appoint(s) Wesley R. Edens, Randal A. Nardone, and Kenneth M. Riis, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Newcastle Investment Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. Eastern Time on June 6, 2013, at The Hilton New York, located at 1335 Avenue of the Americas, New York, New York 10019, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000175613_2 R1.0.0.51160